CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Galaxy Gaming, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2010 filed with the Securities and Exchange Commission (the “Report”), We ,  Robert Saucier and Andrew Zimmerman, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Robert Saucier
Name:	Robert Saucier
Title:	Principal Executive Officer, President and Director
Date:	May 17, 2010

By:	/s/ Andrew Zimmerman

Name:	Andrew Zimmerman

Title:	Principal Financial Officer, Treasurer and Secretary

Date:	May 17, 2010

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.